Exhibit 99.1
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

THIS IS AN ANNOUNCEMENT FALLING UNDER RULE 2.4 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE”) AND DOES NOT CONSTITUTE AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CODE. THERE CAN BE NO CERTAINTY THAT ANY FIRM OFFER WILL BE MADE

14 May 2026

Ingredion Incorporated (“Ingredion”)

Possible 595 pence all-cash offer for Tate & Lyle PLC

Ingredion notes the recent announcement by Tate & Lyle PLC (“Tate & Lyle”) regarding a possible offer for the entire issued and to be issued share capital of Tate & Lyle.

Ingredion confirms it has made a non-binding indicative all-cash offer for Tate & Lyle at a price of 595 pence per Tate & Lyle share (the “Possible Offer”).

Under the terms of the Possible Offer, Ingredion would agree that Tate & Lyle would be permitted to declare and pay two ordinary course dividends in the form of a final dividend for the financial year ended 31 March 2026 of up to 13 pence per Tate & Lyle share and an interim dividend for the six months to 30 September 2026 of up to 7 pence per Tate & Lyle share (the “Permitted Dividends”).

Ingredion believes a potential transaction would deliver significant benefits to customers, consumers, employees and Ingredion shareholders.

Ingredion is engaged in discussions and a period of due diligence with Tate & Lyle to further explore a potential transaction. Discussions are ongoing, and there can be no certainty that a binding offer will be made.

In accordance with Rule 2.5 of the Code, Ingredion reserves the right to make an offer for Tate & Lyle on less favorable terms than those set out in this announcement:
(1)with the agreement or recommendation of the Board of Tate & Lyle;
(2)if a third party announces an offer or possible offer for Tate & Lyle which, at that date, is of a value less than the Possible Offer; or
(3)following the announcement by Tate & Lyle of a Rule 9 waiver transaction pursuant to the Code or a reverse takeover (as defined in the Code).

Ingredion reserves the right to introduce other forms of consideration and/or vary the mix or composition of consideration of any offer.

Ingredion reserves the right to adjust the terms of the Possible Offer to take account of the value of any dividend or other distribution or return of value to Tate & Lyle shareholders which is announced, declared, made or paid by Tate & Lyle after the date of this announcement, other than the Permitted Dividends.

A further announcement will be made as and when appropriate.

In accordance with Rule 2.6(a) of the Code, Ingredion will have until 5.00 pm (London Time) on 11 June 2026 (the “PUSU deadline”) to either announce a firm intention to make an offer for Tate & Lyle in accordance with Rule 2.7 of the Code or announce that it does not intend to make such an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline may be extended with the consent of the Takeover Panel in accordance with Rule 2.6(c) of the Code.

Exhibit 99.1

A copy of this announcement will be made available, subject to certain restrictions relating to persons resident in restricted jurisdictions, on Ingredion's website at https://ir.ingredionincorporated.com/ promptly and in any event by no later than 12 noon (London time) on 15 May 2026. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

Inquiries:

Ingredion

Noah Weiss
Investor Relations
Tel: +1 773 896 5242
Email: investor.relations@Ingredion.com

J.P. Morgan (Sole Financial Adviser to Ingredion) Tel: +44 203 493 8000
Tel: +1 212 270 6000
Anu Aiyengar / Dwayne Lysaght
Edouard Metrailler / Patrick Gallagher

Hogan Lovells International LLP are retained as legal advisers to Ingredion.

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this announcement or otherwise.

The distribution of this announcement in jurisdictions outside the United Kingdom may be restricted by law and therefore persons into whose possession this announcement comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

J.P. Morgan Securities plc (“J.P. Morgan”), is authorized in the United Kingdom by the Prudential Regulation Authority (the “PRA”) and regulated by the PRA and the Financial Conduct Authority. J.P. Morgan is acting as financial adviser exclusively for Ingredion and no one else in connection with the matters set out in this announcement and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than Ingredion for providing the protections afforded to clients of J.P. Morgan or its affiliates, or for providing advice in relation to any matter referred to herein.

Rule 2.4 information

In accordance with Rule 2.4(c)(iii) of the Code, Ingredion confirms that it is not aware of any dealings in Tate & Lyle shares that would require Ingredion, if it were to make an offer, to offer a minimum level, or a particular form, of consideration under Rule 6 or Rule 11 of the Code (as appropriate). However, it has not been practicable for Ingredion to make inquiries of all persons presumed to be acting in concert with it prior to this announcement in order to confirm whether any details are required to be disclosed under Rule 2.4(c)(iii). To the extent that any such details are identified following such inquiries, Ingredion will make an announcement disclosing such details as soon as practicable, and in any event by no later than the time it is required to make its Opening Position Disclosure under Rule 8.1 of the Code.

Exhibit 99.1
Disclosure requirements of the Takeover Code (the “Code”)

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.